UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
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nVent Electric plc

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nVent 2020 Shareholder Engagement

APRIL 2020

Forward-Looking Statements

CAUTION CONCERNING FORWARD-LOOKING STATEMENTS

This presentation contains statements that we believe to be "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical fact are forward-looking statements. Without limitation, any statements preceded or followed by or that include the words "targets," "plans," "believes," "expects," "intends," "will," "likely," "may," "anticipates," "estimates," "projects," "forecasts," "should," "would," "positioned," "strategy," "future," or words, phrases or terms of similar substance or the negative thereof, are forward-looking statements. All projections in this presentation are also forward-looking statements. These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties, assumptions and other factors, some of which are beyond our control, which could cause actual results to differ materially from those expressed or implied by such forward-looking statements. These factors include the adverse effects on our business operations or financial results, including due to the impact of the COVID-19 pandemic; overall global economic and business conditions impacting our business; the ability to achieve the benefits of our restructuring plans; the ability to successfully identify, finance, complete and integrate acquisitions; competition and pricing pressures in the markets we serve, including the impacts of tariffs; the strength of housing and related markets; volatility in currency exchange rates and commodity prices; inability to generate savings from excellence in operations initiatives consisting of lean enterprise, supply management and cash flow practices; increased risks associated with operating foreign businesses; the ability to deliver backlog and win future project work; failure of markets to accept new product introductions and enhancements; the impact of changes in laws and regulations, including those that limit U.S. tax benefits; the outcome of litigation and governmental proceedings; and the ability to achieve our long-term strategic operating goals. Additional information concerning these and other factors is contained in our filings with the Securities and Exchange Commission, including nVent's Annual Report on Form 10-K, as amended. All forward-looking statements speak only as of the date of this presentation. nVent Electric plc assumes no obligation, and disclaims any obligation, to update the information contained in this presentation.

KEY DEFINITIONS AND NOTES

Except as otherwise noted all references to 2019 and 2018 represent our results for the period indicated, presented on an adjusted basis. "Organic Sales" refers to GAAP revenue excluding (1) the impact of currency translation and (2) the impact of revenue from acquired businesses recorded prior to the first anniversary of the acquisition less the amount of sales attributable to divested product lines not considered discontinued operations. "Segment Income" represents Operating Income exclusive of non-cash intangible amortization, separation costs, certain acquisition related costs, costs of restructuring activities, impairments and other unusual non-operating items. Return on Sales ("ROS") equals Segment Income divided by Sales. See appendix for GAAP to non-GAAP reconciliations.

Agenda

- 2019 Business Results
- COVID-19 Update
- 2019 Shareholder Outreach Summary
- Corporate Governance Highlights
- Environmental, Social and Governance (ESG)
- 2019 Compensation Program Summary
- Share Request Proposal

2019 Business Results

2019 Highlights

- First full year as a stand-alone public company
- Expanded segment income margin
- Delivered EPS growth
- Generated strong free cash flow
- Completed first acquisition

2019 Business Results

- Sales of $2.2 billion were flat relative to 2018
- Operating income up 7% to $333 million vs 2018
- On adjusted basis, segment income flat at $424 million compared to 2018
- Free cash flow of $304 million
- Returned over $350 million in cash to shareholders

We are committed to making nVent a high-performance growth company

Our Three Priorities During COVID-19

1. We will focus first on the safety and well-being of our employees

2. We will continue business operations to serve our customers and support critical infrastructure

3. We will make nVent a stronger company, well positioned to exit this crisis

Prioritizing the health and safety of our employees, and meeting our commitment to customers and shareholders

Compensation Update in Light of COVID-19

Compensation Actions Taken:

- 25% reduction on Q2 cash retainers for Board of Directors
- 25% base salary reduction for our CEO, and a 20% base salary reduction for all other executive officers for Q2

Previous Compensation Actions:

- Board of Director and Executive Officer LTI awards granted on January 2, 2020 at $25.92
- 2020 Management Incentive Plan targets established at February Board Meeting
- All incentive targets remain aligned with 2020 AOP goals and external guidance provided previously

We will continue to review our pay programs in light of virus impacts

2019 Shareholder Outreach

- Throughout 2019, members of the Board and management met with shareholders representing ~26% of outstanding stock

2019 Shareholder Engagement Process

- Feedback was supporting; shareholders voted 92.7% in favor of executive compensation programs
- No material changes for 2019 in response to the vote
- We expect to continue a similar engagement process for 2020



Say-on-Pay Voting and Annual Meeting
Review Say-on-Pay Voting
Meet with Investors (Fall)
Review Feedback and Adjust Plans as Appropriate
File Annual Proxy Statement
Meet with Investors (Spring)

We value investor feedback and will continue to seek it through engagement initiatives

Corporate Governance Highlights

2020 Board Nominee Overview

- Diversity of experience across the Board



60% are diverse

8 of 10 are independent

50% have CEO experience

- Independent Lead Director

2020 Board Composition

- 2020 slate includes:
  - Nicola Palmer
    - Experience spanning technology, engineering, operations, service management, product development and strategy/planning
  - Jacqueline Wright
    - Digital transformation expertise, leadership in the deployment of key customer experiences across multiple technology platforms
- Leadership Changes (as of May 15, 2020)
  - Susan Cameron - Independent Lead Director
  - Michael Ducker - Governance Committee Chair

Digital transformation and technology expertise

Environmental, Social and Governance (ESG): Current Resources

Information Included in Irish Statutory Accounts

- **Our Approach to Social Responsibility**
- **Environmental Matters**
  - Water Use, Energy Efficiency, Waste Reduction and Materials Use
- **Social and Employee Matters**
  - Making a Difference Around the World
  - Employee Engagement and Code of Conduct
  - Inclusion and Diversity
  - Compensation and Benefits
  - Training and Development
  - Workplace Health and Safety
- **Human Rights Matters**
- **Doing Business with Integrity**
- **Anti-Bribery and Corruption**
- **Supply Chain and Conflict Minerals**

See pages 4 to 9 of the 2019 nVent Irish Statutory Accounts
https://s22.q4cdn.com/268397047/files/doc_financials/2019/ar/nVent-2019-Irish-Report-Final-Print.pdf

Other Resources

- **nVent.com**

  https://www.nvent.com/us/en/about-nvent/social-responsibility.html

- **nVent Code of Conduct**

  https://s22.q4cdn.com/268397047/files/doc_downloads/governance_update/nvent_code_conduct.pdf

- **Supplier Information:**

  https://www.nvent.com/us/en/terms/supplierconduct.html

  - Global Supplier Guide and Code of Conduct
  - California Transparency in Supply Chains Act Disclosure
  - nVent Conflict Minerals Policy
  - Slavery and Human Trafficking Statement

Focus on Good Governance and Social Responsibility

nVent Social Responsibility Reporting

COMPLETED

Materiality Assessment

- Interviewed internal and external stakeholders
- Stakeholders provided feedback on environmental and social issues important to nVent
- Focus on issues where we can maximize our impact

Identify Focus Areas

People: Company Culture & Employee Engagement

Products: Product Impact

Planet: Energy Management

Select Framework

- Using Sustainability Accounting Standards Board (SASB) industry-specific standard as a guide
- Referencing relevant U.N. Sustainable Development Goals (SDGs)

Release Report

- Release expected in July 2020
- Report will include information related to our focus areas
- Digital publication

Developing Our Reporting Framework

Developing our Culture of Social Responsibility

Q4 2019 - Q2 2020

Internal Communications

- mynVent features
- Podcast
- Town Hall

Q4 2019 – Q2 2020

External Communications

- Social Media posts
- Updated Social Responsibility page

July 2020

Launch First Report

- Press Release
- Social Media postings
- nVent.com posting (feature)
- mynVent stories
- All-employee e-mail
- Town Hall feature
- Video series

Embedding social responsibility into nVent culture

Our Compensation Best Practices

What We Do	What We Don't Do
✓ Double-trigger change in control severance	× No excise tax gross-ups on change in control payments
✓ Comprehensive clawback policy that applies to annual incentive and equity compensation	× No hedging or pledging transactions by executive officers involving our ordinary shares
✓ Rigorous stock ownership requirements and holding periods	× No backdating or repricing of stock options
✓ Targets for performance metrics aligned to financial goals communicated to shareholders	× No liberal share recycling under stock incentive plan
✓ Alignment of pay and shareholder performance	× No delivery or payment of dividends on unvested equity awards
✓ Engagement of an independent compensation consultant	× No multi-year compensation guarantees
✓ Limited perquisites	× No employment contracts

Shareholder feedback will continue to guide executive compensation design

Compensation Program Elements

2019 Target Direct Compensation Mix


CEO
16%
17%
67%
84% at risk
Other NEOs
25%
28%
47%
75% at risk
Base Salary
Annual Incentives
Long-Term Incentives

Annual Incentive Plan

- All NEOs paid on enterprise-wide plan to support One-nVent Initiative

35% Revenue + 35% Segment Income + 30% Free Cash Flow

- 2019 payout ranges from 0 to 2.35 times target. 300% payout potential for Segment Income eliminated in 2020
- 2019 Payout of 78.4% of target

Long-Term Incentive Plan

- All awards settled in shares
- No dividends paid out on unvested awards
- Performance share units vest at the end of a 3-year performance period based on Adjusted EPS growth

Equity Type	% of Mix	Vesting Schedule
Performance Share Units (PSUs)	50%	3-year cliff vest
Stock Options	25%	3-year ratable vesting
Restricted Stock Units (RSUs)	25%	3-year ratable vesting

Our pay-for-performance philosophy aligns the interest of our management teams and shareholders

Proposal to Amend nVent Electric plc 2018 Omnibus Incentive Plan

- **We are seeking shareholder approval to increase the number of shares reserved for grant under the nVent Electric plc 2018 Omnibus Plan to 18,500,000**
  - Amendment includes the addition of an annual per participant limit for non-employee director compensation, and a minimum vesting period of one year from the date of grant

Plan Features

- Not excessively dilutive
- No "recycling" of shares withheld to pay the exercise price of stock options or to satisfy tax obligations
- No dividends on unvested awards
- No automatic share replenishment or "evergreen" provision
- No discounted or reload stock options, or stock option repricing
- A definition of change in control that would represent an actual change in control of the Company
- No tax gross-ups or company loans

Dilution

- 708,598 shares remained available for future grants under the Omnibus Plan as of March 3, 2020
- We are requesting an additional 12,000,000 shares for available future grants



4%
10%
Curent Dilution
Est. Dilution w/ Approval

nVent

At nVent, we believe that safer systems ensure a more secure world. We connect and protect our customers with inventive electrical solutions.

Appendix and
GAAP to Non-GAAP Measurements & Reconciliations



Reported to Adjusted 2019 Reconciliation

nVent Electric plc
Reconciliation of GAAP to non-GAAP financial measures for the year ended December 31, 2019
excluding the effect of 2019 adjustments (Unaudited)

In millions, except per-share data	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Full Year
Net sales	$ 538.0	$ 539.5	$ 559.8	$ 566.7	$ 2,204.0
Net income	56.4	60.9	59.9	45.5	222.7
Provision for income taxes	9.7	13.2	13.7	(1.9)	34.7
Income before income taxes	66.1	74.1	73.6	43.6	257.4
Other expense	0.9	1.0	0.9	28.2	31.0
Net interest expense	10.5	11.9	11.6	10.7	44.7
Operating income	77.5	87.0	86.1	82.5	333.1
% of net sales	*14.4%*	*16.1%*	*15.4%*	*14.6%*	*15.1%*
Adjustments:					
Restructuring and other	3.6	2.7	11.2	6.7	24.2
Acquisition transaction and integration costs	-	-	1.9	0.5	2.4
Intangible amortization	15.1	15.1	15.4	15.8	61.4
Inventory step-up amortization	-	-	-	3.2	3.2
Segment income	$ 96.2	$ 104.8	$ 114.6	$ 108.7	$ 424.3
Return on sales	*17.9%*	*19.4%*	*20.5%*	*19.2%*	*19.3%*
Segment income	$ 96.2	$ 104.8	$ 114.6	$ 108.7	$ 424.3
Depreciation	8.4	8.8	8.9	9.3	35.4
EBITDA - as adjusted	$ 104.6	$ 113.6	$ 123.5	$ 118.0	$ 459.7
Net income - as reported	$ 56.4	$ 60.9	$ 59.9	$ 45.5	$ 222.7
Adjustments to operating income	18.7	17.8	28.5	26.2	91.2
Pension and other post-retirement mark-to-market loss	-	-	-	27.3	27.3
Income tax adjustments	(5.6)	(3.3)	(4.6)	(19.3)	(32.8)
Net income - as adjusted	$ 69.5	$ 75.4	$ 83.8	$ 79.7	$ 308.4
Diluted earnings per ordinary share					
Diluted earnings per ordinary share - as reported	$ 0.32	$ 0.35	$ 0.35	$ 0.27	$ 1.29
Adjustments	0.07	0.09	0.14	0.20	0.49
Diluted earnings per ordinary share - as adjusted	$ 0.39	$ 0.44	$ 0.49	$ 0.47	$ 1.78

Reported to Adjusted 2018 Reconciliation

nVent Electric plc

Reconciliation of GAAP to non-GAAP financial measures for the year ended December 31, 2018 excluding the effect of 2018 adjustments (Unaudited)

In millions, except per-share data	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Full Year
Net sales	$ 538.9	$ 542.7	$ 563.9	$ 568.1	$ 2,213.6
Net income	52.3	43.3	68.2	67.0	230.8
Provision for income taxes	11.5	7.6	12.9	5.9	37.9
Income before income taxes	63.8	50.9	81.1	72.9	268.7
Other Expense	1.2	5.1	0.9	3.7	10.9
Net interest expense	0.6	9.3	11.7	9.6	31.2
Operating income	65.6	65.3	93.7	86.2	310.8
% of net sales	*12.2%*	*12.0%*	*16.6%*	*15.2%*	*14.0%*
Adjustments:					
Restructuring and other	2.8	2.3	1.3	1.3	7.7
Intangible amortization	15.4	15.2	15.2	15.1	60.9
Separation costs	9.7	24.8	4.8	5.7	45.0
Corporate allocations	-	(0.8)	-	-	(0.8)
Segment income	$ 93.5	$ 106.8	$ 115.0	$ 108.3	$ 423.6
Return on sales	*17.4%*	*19.7%*	*20.4%*	*19.1%*	*19.1%*
Segment income	$ 93.5	$ 106.8	$ 115.0	$ 108.3	$ 423.6
Depreciation	9.2	9.1	9.3	8.6	36.2
EBITDA - as adjusted	$ 102.7	$ 115.9	$ 124.3	$ 116.9	$ 459.8
Net income - as reported	$ 52.3	$ 43.3	$ 68.2	$ 67.0	$ 230.8
Interest expense adjustment - pro forma	(5.6)	-	-	-	(5.6)
Adjustments to operating income	27.9	41.5	21.3	22.1	112.8
Pension and other post-retirement mark-to-market loss	-	4.1	-	2.9	7.0
Income tax adjustments	(4.0)	(9.8)	(5.5)	(11.7)	(31.0)
Net income - pro forma adjusted	$ 70.6	$ 79.1	$ 84.0	$ 80.3	$ 314.0
Diluted earnings per ordinary share - pro forma adjusted					
Diluted earnings per ordinary share - pro forma	$ 0.29	$ 0.24	$ 0.38	$ 0.37	$ 1.28
Adjustments	0.10	0.20	0.08	0.08	0.46
Diluted earnings per ordinary share - pro forma adjusted	$ 0.39	$ 0.44	$ 0.46	$ 0.45	$ 1.74

Organic Sales Growth & Free Cash Flow Reconciliation

nVent Electric plc
Reconciliation of Net Sales Growth to Organic Net Sales Growth by Segment
for the quarter and year ended December 31, 2019 (Unaudited)

	Q4 Net Sales Growth				Full Year Net Sales Growth			
	Organic	Currency	Acq./Div.	Total	Organic	Currency	Acq./Div.	Total
nVent	**(3.4%)**	**(0.9%)**	**4.0%**	**(0.3%)**	**(0.2%)**	**(1.6%)**	**1.4%**	**(0.4%)**
Enclosures	(6.4%)	(0.8%)	9.2%	2.0%	(0.3%)	(1.3%)	3.0%	1.4%
Thermal Management	(4.4%)	(1.0%)	0.0%	(5.4%)	(2.8%)	(2.4%)	—%	(5.2%)
Electrical & Fastening Solutions	3.1%	(0.8%)	0.0%	2.3%	3.0%	(1.4%)	—%	1.6%

Reconciliation of Net Sales Growth to Organic Net Sales Growth by Segment
for the quarter ended March 31, 2020 and the year ended December 31, 2020 (Unaudited)

	Forecast [1]							
	Q1 Net Sales Growth				Full Year Net Sales Growth			
	Organic	Currency	Acq./Div.	Total	Organic	Currency	Acq./Div.	Total
nVent	**(4) - (2)%**	**(1%)**	**4%**	**(1) - 1%**	**(2) - 2%**	**(1) - 0%**	**3%**	**0 - 5%**
Enclosures					(3) - 1%	—%	6%	3 - 7%
Thermal Management					(1) - 3%	—%	—%	(1) - 3%
Electrical & Fastening Solutions					0 - 3%	—%	—%	0 - 3%

[1] Forecast information represents an approximation

Reconciliation of cash from operating activities to free cash flow (Unaudited)

In millions	Three months ended December 31, 2019	Twelve months ended December 31, 2019
Net cash provided by (used for) operating activities	$ 178.8	$ 336.3
Capital expenditures	(9.8)	(38.8)
Proceeds from sale of property and equipment	0.2	6.3
Free cash flow	$ 169.2	$ 303.8